Exhibit 10.3

FOURTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT
This Fourth Amendment to Revolving Credit, Term Loan and Security Agreement (this “Amendment”) is made as of this 27th day of September, 2013 among APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation (“ARCA”), ARCA RECYCLING, INC., a California corporation (“ARCA Recycling”), ARCA CANADA INC., an Ontario, Canada, corporation (“ARCA Canada”), APPLIANCESMART, INC., a Minnesota corporation (“ApplianceSmart,” together with ARCA, ARCA Recycling and ARCA Canada, collectively, the “Borrowers” and each individually, a “Borrower”), certain financial institutions party to the Credit Agreement from time to time as lenders (collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, as agent and lender (“PNC,” in such capacity, “Agent”).
RECITALS
A.The Borrowers, Lenders and PNC are parties to that certain Revolving Credit, Term Loan and Security Agreement dated as of January 24, 2011 (as the same may have been amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which PNC has made certain loans to, and extensions of credit for the account of, the Borrowers. The Credit Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.” All capitalized terms used not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement, as amended hereby.
B.    The Borrowers have requested, and PNC has agreed, to amend certain provisions of the Credit Agreement subject to the terms and conditions of this Amendment.
NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:
1. Amendments to Credit Agreement.
(a)     Interest Rates. Notwithstanding anything to the contrary contained in that certain Third Amendment to Revolving Credit, Term Loan and Security Agreement dated as of March 14, 2013 (the “Third Amendment”) among Borrowers, Agent and Lenders, commencing upon satisfaction of the LIBOR Reinstatement Conditions (as defined below), but not prior to November 1, 2013: (i) Borrowing Agent may request that Advances be made as, or converted to, Eurodollar Rate Loans as set forth in Sections 2.2 and 2.4 of the Credit Agreement, and (ii) Section 1(d) of the Third Amendment shall be of no force or effect. For purposes of this Amendment, the “LIBOR Reinstatement Conditions” shall mean (x) combination of the Borrowers and the AAP Joint Venture shall have received at least $300,000 of carbon offset cash proceeds from the applicable Governmental Body, and (y) no Default or Event of Default shall have occurred from the date of this Amendment.

(b)     Loans. As of the Effective Date, Section 7.5 of the Credit Agreement is amended and restated as follows:
7.5 Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate except (i) with respect to the extension of commercial trade credit in connection with the sale of Inventory in the Ordinary Course of Business, and (ii) Borrowers may make loans to the AAP Joint Venture; provided, that, for each applicable time period set forth below, the aggregate amount of such loans shall not exceed the amount set forth below opposite such time period:

Time Period	Maximum amount of loans to AAP Joint Venture
From September 19, 2013, through and including December 31, 2013	$469,100
As of January 25, 2014	$455,000
As of February 22, 2014	$440,900
As of March 29, 2014	$426,800
As of April 26, 2014	$412,700
As of May 24, 2014	$398,600
As of June 28, 2014	$384,500
As of July 26, 2014	$370,400
As of August 23, 2014	$356,300
As of September 27, 2014	$342,200
As of October 25, 2014	$328,100
As of November 22, 2014	$314,000
As of December 31, 2014 and at all times thereafter	$300,000

2. Representations, Warranties, Covenants. Each Borrower hereby:
(a)     represents and warrants to the Agent and the Lenders that all representations and warranties set forth in the Credit Agreement and all of the other Existing Financing Agreements are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);
(b)     reaffirms all of the covenants contained in the Credit Agreement as amended hereby and covenants to abide thereby until the satisfaction in full of the Obligations and the termination of the commitments of the Lenders under the Credit Agreement;

(c)     represents and warrants to the Agent and the Lenders that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;
(d)     represents and warrants to the Agent and the Lenders that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate or company action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its organizational documents or of any contract or agreement to which it is a party or by which any of its properties are bound; and
(e)     represents and warrants to the Agent and the Lenders that this Amendment is valid, binding and enforceable against the Borrowers in accordance with its terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (whether enforcement is sought in equity or at law).
3.     Amendment Fee. A fee of $10,000 (the “Fourth Amendment Fee”) shall be fully earned by the Agent and the Lenders as of the Effective Date.
4.     Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the date (the “Effective Date”) when all of the following conditions precedent have been satisfied:
(a)     Agent shall have received this Amendment fully executed by Borrowers and the Lenders;
(b)     Agent shall have received the Fourth Amendment Fee in immediately available funds;
(c)     No Default or Event of Default shall have occurred and be continuing;
(d)     Agent shall have received an original executed signature page from Borrowers for the Third Amendment; and
(e)     Agent shall have received a Stock Power for 10,000 shares of ApplianceSmart, Inc., a Minnesota corporation, evidenced by Certificate No. 1 of such company.
5.     Further Assurances. Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.
6.     Payment of Expenses. Borrowers shall pay or reimburse Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

7.     Reaffirmation of Credit Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended by this Amendment, and all other of the Other Documents are hereby reaffirmed and shall continue in full force and effect as therein written.
8. Miscellaneous.
(a)     Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.
(b)     Loan Document. This Amendment is an “Other Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Other Documents shall apply hereto.
(c)     Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.
(d)     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.
(e)     Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction
(f)     Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, PDF or other electronic transmissions, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(g)     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns.

[SIGNATURES TO APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWERS: APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By: /s/Edward R. Cameron
Name:    Edward R. Cameron
Title:    President and CEO

ARCA RECYCLING, INC.

By:     /s/Edward R. Cameron
Name:    Edward R. Cameron
Title:    CEO

ARCA CANADA INC.

By:     /s/Edward R. Cameron
Name:    Edward R. Cameron
Title:    President and CEO

APPLIANCESMART, INC.

By: /s/Edward R. Cameron
Name:    Edward R. Cameron
Title:    CEO

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AGENT AND LENDER: PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By:	/s/Timothy Canon
Timothy Canon, Vice President

200 S. Wacker Drive, Suite 600
Chicago, IL 60606

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